SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): January 10, 2006

ROANOKE TECHNOLOGY CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

FLORIDA (State or other jurisdiction of Incorporation)	000-26715 (Commission File Number)	22-3558993 (IRS Employer ID No.)

2720 N. Wesleyan Blvd.

Rocky Mount, North Carolina 27804

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(252) 428-0200

(ISSUER TELEPHONE NUMBER)

==================================================================================

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 10, 2006, David L. Smith resigned from his position as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and as a member of the Board of Directors pursuant to a settlement agreement with the Company. Such resignation was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practice. Pursuant to the settlement agreement, David Smith agreed that the Company would have no further obligation under his employment agreement and the Company agreed to continue to provide certain services to Mr. Smith. On January 10, 2006, Russell Jones was appointed as President and Chief Executive Officer of the Company as well as to the Board of Directors to fill the vacancy created by the resignation of the previous director. In addition, Cathryn Walker was appointed as Chief Financial Officer of the Company.

RUSSELL JONES was born and raised in Escatawpa, Mississippi and attended the University of South Alabama from 1986 to 1990 where he majored in software design for scientific applications and minored in mathematics. Prior to and during college (1986 -1994), Mr. Jones was enlisted with the Air Force Reserves out of Keesler AFB, Biloxi, MS. During his enlistment, Mr. Jones acquired AFSC as a security policeman. Mr. Jones was also an intelligence clerk for an intelligence officer of the 815th Tactical Air Squadron for a period of one and one-half years and was honorably discharged as an E4 sergeant. In 1990, Mr. Jones was employed by John Fayard/Fastway Systems in Gulfport, Mississippi. Hired as a billing clerk, Mr. Jones concluded his seven year employment as manager of truckload billing operations and fuel surcharge program. In 1998, Mr. Jones moved to North Carolina and became the first salesman for the Company. Over the course of his employment, Mr. Jones has served as Sales Manager, Support Manager, Corporate Secretary for six months in 2003, and was Director of Operations prior to his appointment as President and Chief Executive Officer of the Company.

CATHRYN WALKER was raised in Richmond, VA and moved to Florida in 1989. Ms. Walker attended colleges in both Virginia and Florida from 1986 to present and is working towards her CPA degree. Ms. Walker’s experience with the Company began while working for an accounting firm retained by the Company in 2001. In 2002, Ms. Walker left the accounting firm to build her own practice and has since continued working with the Company and its auditor in the preparation of the Company’s periodic filings. Her areas of experience over the past eighteen years encompass small business accounting, Florida Department of Revenue and IRS representation, and accounting and consulting services for start-up public companies. Ms. Walker is the sole managing member of C Walker & Associates, LLC and sole owner of ECFO Corporation, both Florida entities.

ITEM 8.01 OTHER EVENTS

On December 21, 2005, the SEC filed a complaint in the Middle District of Florida against the Company as well as its former officer and director, David L. Smith as well as Thomas L. Bojadzijev, and Barret R. Clark. The complaint alleges that beginning in 2003 through September 2004, Mr. Smith published misleading news releases which increased the value of the Company’s stock. In addition, the complaint alleges that Mr. Smith employed the assistance of Mssrs. Bojadijev and Clark to funnel over $4 million to his private account. To accomplish same, the complaint contends that the Company, as directed by Mr. Smith, filed false Form S-8 registration statements to register shares of the Company issued to Mssrs. Bojadijev and Clark in exchange for their purported “consulting services.” The complaint alleges that such “consulting services” were never rendered and therefore such shares were not issued in exchange for bona fide services as required. The complaint further alleges that Mssrs. Bojadijev and Clark then sold the shares, keeping a portion of the proceeds for themselves, and returning more than $4 million to Mr. Smith under the guise of personal loan guarantees. The Company is in the process of retaining SEC counsel to represent it in this matter.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
N/A

(b)	Pro Forma Financial Information.
N/A

(c)	Exhibits.
	10.1	Settlement Agreement dated January 10, 2006 between Roanoke Technology Corp. and David L. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROANOKE TECHNOLOGY CORP.

By:	/s/ Russell Jones
CEO and President

Dated: January 12, 2006